Exhibit 10.3

3039 Cornwallis Road
RTP, NC 27709
December 15, 2005
Mr. Michael Harrison
Brocade Communications Systems, Inc.
1745 Technology Drive
San Jose, CA 95110
Subject: Amendment 23 to SOW#1 of the IBM/Brocade Goods Agreement ROC-P-68
This letter (the “Amendment”) serves as Amendment Number 23 to SOW#1, including all amendments thereto (“SOW#1”) of the Goods Agreement ROC-P-68 (the “Agreement”). All defined terms contained in the Agreement and SOW #1 shall have the same meaning in this Amendment unless otherwise stipulated below. The parties hereby mutually agree to amend the Agreement as follows:
1. Add the following specification to Section 1.1, “Specifications”, of the SOW:
•	“IBM Environmental Engineering Specifications 46G3772 and 53P6233 (“Environmental Specifications”), found in the Environmental Requirements section of IBM’s Information for Suppliers website:
[**] to be effective July 1, 2006. The foregoing does not apply to Products that will end of life as of June 30, 2006 or their associated FRUs. Any Product that does not comply with the above specifications shall be deemed end of life as of June 30, 2006.”
2. Amend SOW by adding a new section 12.0 entitled “Compliance with Environmental Laws”
“12.0 Compliance with Environmental Laws
[**] “Environmental Laws” means those laws, rules and regulations of (and as enacted by) the United States (local, state and federal), Canada, or any member of the European Union and other country that relate to environmental matters, including material restrictions, material bans, product labeling, availability of product environmental information, energy efficiency, end-of-life product take back, packaging, batteries and other similar requirements, based on Buyer’s Specifications, with the exceptions noted in 12.1, below. For example, Environmental Laws include those laws of the European Union member states that implement Directive 2002/96/EC on waste electrical and electronic equipment and Directive 2002/95/EC regarding restriction of the use of certain hazardous substances in electrical and electronic equipment. [**]
12.1 Based on evaluation of the Spec\fications, Supplier takes except to the following provisions.
[**]
12.1.2	Specification 53P6233 [**]

Accepted and Agreed To:	Accepted and Agreed To:
International Business Machines Corporation	Brocade Communications Systems, Inc.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

By:	/s/ Robert J. Tice	1/11/06	By:	/s/ Ian Whiting	1/3/06

Authorized Signature		Date	Authorized Signature		Date

Robert J. Tice			Ian Whiting

Type or Print Name			Type or Print Name

OEM Procurement GCM			VP, Worldwide Sales

Title & Organization			Title & Organization

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